Exhibit 99

                               Press Release

                                  Dated

                             December 11, 1998
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                               PRESS RELEASE



     Today's date: December 11, 1998         Contact: Bill W. Taylor
     Release date: Immediately               Exec. Vice President, C.F.O.
                                             903-586-9861



          JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH
                                 DIVIDEND
                          (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on December 8, 1998, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on January 13, 1999, to stockholders of record at close of business on December 31,1998.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB (formerly known as Jacksonville Savings and Loan Association), that conducts business through six branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of September 30, 1998, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $263.2 million, liabilities and deferred income of $227.6 million and stockholder's equity of $35.6 million.
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